UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): March 7, 2014

TPG Specialty Lending, Inc.

(Exact name of registrant as specified in charter)

Delaware	814-00854	27-3380000
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

301 Commerce Street, Suite 3300 Fort Worth, TX		76102
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (817) 871-4000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2 below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.07 – Submission of Matters to a Vote of Security Holders

As previously disclosed in the definitive consent solicitation materials filed on February 24, 2014, TPG Specialty Lending, Inc. (the “Company”) solicited stockholder approval by written consent to approve two amendments to the Company’s Amended and Restated Certification of Incorporation.

On March 7, 2014, the following two proposals were approved by a majority of the Company’s outstanding voting securities:

•	An increase in the number of authorized shares of the common stock of the Company, par value $0.01 per share (the “common stock”), to four hundred million (400,000,000) shares, a corresponding increase in the total number of authorized shares of all classes of capital stock of the Company to five hundred million (500,000,000) shares and a clarification that the Company has the authority to issue one hundred million (100,000,000) shares of preferred stock, par value $0.01 per share; and

•	Elimination of the ability of stockholders to act by written consent outside of an annual or special meeting of stockholders.

The final results of the voting on each matter submitted to stockholders are set forth below.

Proposal One – Increase in the number of authorized shares of common stock.

Number of Votes
Votes “For”	Votes “Withheld”	Abstentions	Broker Non-Votes
23,545,686	259,395	0	0

Proposal Two – Elimination of stockholder action by written consent outside of an annual or special meeting.

Number of Votes
Votes “For”	Votes “Withheld”	Abstentions	Broker Non-Votes
22,150,580	964,712	0	0

On March 10, 2014, the Company filed a Certificate of Amendment to its Amended and Restated Certificate of Incorporation with the Secretary of State of the State of Delaware effecting the approved amendments. The Certificate of Amendment is attached hereto as Exhibit 3.1.

Item 9.01 – Financial Statements and Exhibits

(d) Exhibits

Exhibit No.	Description

3.1	Certificate of Amendment to the Amended and Restated Certificate of Incorporation, filed with the Secretary of State of the State of Delaware on March 10, 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TPG SPECIALTY LENDING, INC. (Registrant)

Date: March 12, 2014	By:	/s/ Jennifer Mello
Jennifer Mello
Secretary